Exhibit 99.1

FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. ANNOUNCES EXECUTIVE LEADERSHIP PROMOTIONS

●	Brad Beckham and Brent Kirby to be Promoted to Co-Presidents
●	Greg Johnson to remain Chief Executive Officer

Springfield, MO, January 6, 2023 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq: ORLY), a leading retailer in the automotive aftermarket industry, announced executive leadership promotions.  Effective January 9, 2023, Brad Beckham, the Company’s Executive Vice President and Chief Operating Officer, and Brent Kirby, the Company’s Executive Vice President and Chief Supply Chain Officer, will each be promoted to Co-Presidents.  Mr. Beckham and Mr. Kirby will continue to report to Greg Johnson, who currently serves as the Company’s President and Chief Executive Officer (“CEO”) and will remain in his role as CEO but pass on the title and role of President to Mr. Beckham and Mr. Kirby.

Mr. Johnson commented, “O’Reilly’s promote from within philosophy is a pillar of our Culture and a key driver to our long-term success.  We are very fortunate to have Brad and Brent’s outstanding executive leadership experience in our Company, and I am extremely confident in their ability to successfully take on these new roles as Co-Presidents.  During my time as CEO, Brad and Brent have both been critical members of the O’Reilly leadership team, with Brad leading our store operations and sales and Brent leading our supply chain and omnichannel initiatives.  Their extensive experience and significant industry knowledge, combined with that of our long-tenured executive management team, position our Company to drive continued profitable growth long into the future.”

Mr. Beckham will be responsible for all domestic and international store operations and sales, real estate and expansion, human resources, legal, risk management, training, and finance.  Mr. Kirby will be responsible for merchandise, distribution, logistics, inventory management, pricing, store design, advertising/marketing, electronic catalog, customer satisfaction, omnichannel, and information technology.

About Brad Beckham

Mr. Beckham, age 44, has been an O’Reilly Team Member since 1996.  Mr. Beckham’s O’Reilly career began as a Parts Specialist and progressed through the roles of Store Manager, District Manager, Regional Manager, Divisional Vice President, Vice President of Eastern Store Operations and Sales, Senior Vice President of Eastern Store Operations and Sales, Senior Vice President of Central Store Operations and Sales, and Executive Vice President of Store Operations and Sales.  Mr. Beckham has held the position of Executive Vice President and Chief Operating Officer since January of 2022.

About Brent Kirby

Mr. Kirby, age 54, has been an O’Reilly Team Member since 2018.  Mr. Kirby began his 35 year retail career with Lowe’s Companies, Inc. (“Lowe’s”) as a hardware associate and progressed through various positions at the store, district and, regional levels before being promoted to Senior Vice President of Store Operations and later Chief Omnichannel Officer.  Prior to joining O’Reilly, Mr. Kirby held the position of Chief Supply Chain Officer for Lowe’s.  In 2018, Mr. Kirby’s O’Reilly career began as Senior Vice President of Omnichannel and progressed through the role of Executive Vice President of Supply Chain.  Mr. Kirby has held the position of Executive Vice President and Chief Supply Chain Officer since January of 2022.

About O’Reilly Automotive, Inc.

O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets.  Visit the Company’s website at www.OReillyAuto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities and other programs.  As of September 30, 2022, the Company operated 5,910 stores in 47 U.S. states and 28 stores in Mexico.

Forward-Looking Statements

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify these statements by forward-looking words such as “estimate,” “may,” “could,” “will,” “believe,” “expect,” “would,” “consider,” “should,” “anticipate,” “project,” “plan,” “intend” or similar words.  In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing, among other things, expected growth, store development, integration and expansion strategy, business strategies, future revenues and future performance.  These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results.  Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, the COVID-19 pandemic or other public health crises; the economy in general; inflation; consumer debt levels; product demand; the market for auto parts; competition; weather; tariffs; availability of key products and supply chain disruptions; business interruptions, including terrorist activities, war and the threat of war; failure to protect our brand and reputation; challenges in international markets; volatility of the market price of our common stock; our increased debt levels; credit ratings on public debt; historical growth rate sustainability; our ability to hire and retain qualified employees; risks associated with the performance of acquired businesses; information security and cyber-attacks; and governmental regulations.  Actual results may materially differ from anticipated results described or implied in these forward-looking statements.  Please refer to the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2021, and subsequent Securities and Exchange Commission filings for additional factors that could materially affect the Company’s financial performance.  Forward-looking statements speak only as of the date they were made and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information contact:	Investor & Media Contacts
Mark Merz (417) 829-5878
Eric Bird (417) 868-4259